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                                                     Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                ______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ________________

                           Colgate-Palmolive Company
            (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                      13-1815595
   (State or Other Jurisdiction                (IRS Employer Identification No.)
   of Incorporation or Organization)

   300 Park Avenue, New York, N.Y.                           10022
(Address of Principal Executive Offices)                  (Zip Code)

                                 ____________

                           COLGATE-PALMOLIVE COMPANY
                            1997 STOCK OPTION PLAN
                           (Full Title of the Plan)

                   ANDREW D. HENDRY, Senior Vice President,
                         General Counsel and Secretary
                           Colgate-Palmolive Company
                                300 Park Avenue
                              New York, NY  10022
                    (Name and Address of Agent for Service)
                                 212-310-2239
         (Telephone Number, Including Area Code, of Agent For Service)



                        CALCULATION OF REGISTRATION FEE

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
===============================================================================================
                                                 Proposed         Proposed
   Title of Securities to         Amount          Maximum         Maximum       Amount of
       be Registered              to be       Offering Price     Aggregate     Registration
                                Registered     Per Share (1)   Offering Price      Fee
-----------------------------------------------------------------------------------------------
 Common Stock, Par Value $1
 Per Share..................    4,050,000 shs     $72.3750       $293,118,750     $88,824


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

     (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based on the average of the high and low per share market price of the Common Stock for New York Stock Exchange Composite Transactions on October 15, 1997 of $72.3750.

================================================================================

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                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission under the Securities and Exchange Act of 1934, are incorporated in this registration statement by reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-644+).

     (2) The description of the Company's Common Stock contained in the Company's Current Report on Form 8-K dated October 17, 1991.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this registration statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the shares of the Company's Common Stock offered hereby has been passed upon by Andrew D. Hendry, Senior Vice President, General Counsel and Secretary of the Company. As of October 20, 1997, Mr. Hendry beneficially owned 44,080 shares of Common Stock of the Company, 20,310 restricted shares of Common Stock of the Company, and options to purchase 177,371 shares of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the GCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article Tenth of the Restated Certificate of Incorporation of the Company, as amended, eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to directors, officers and

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other employees of the Company to the fullest extent permitted by the GCL. The
Company has also executed indemnification agreements with the directors, officers and certain other employees of the Company. Such indemnification agreements contain provisions which purport to provide indemnification, where not limited by applicable law, for amounts paid by such individuals in settlement of shareholder derivative actions. Additionally, the Company maintains customary directors' and officers' liability insurance.


ITEM 8.  EXHIBITS


Exhibit
Number
-------

5                  --  Opinion of Andrew D. Hendry, Senior Vice
                       President, General Counsel and Secretary of the
                       Company.

23(a)              --  Consent of Andrew D. Hendry, Senior Vice
                       President, General Counsel and Secretary of the
                       Company (included in Exhibit 5).

23(b)              --  Consent of Arthur Andersen LLP, independent public
                       accountants for the Company.

24                 --  Powers of Attorney.


ITEM 9.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new

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registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the date appearing below.

                                       COLGATE-PALMOLIVE COMPANY
                                           (The Registrant)


                                      By: /s/ Andrew D. Hendry
                                          --------------------
                                      Andrew D. Hendry, Senior Vice President,
                                      General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

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
         SIGNATURE                                  TITLE                               DATE
         ---------                                  -----                               ----
Principal Executive Officer and Director:

/s/  Reuben Mark                            Chairman of the Board, Chief           October 20, 1997
------------------------------------        Executive Officer and Director
     Reuben Mark

Principal Financial Officer and
Principal Accounting Officer:

/s/  Stephen C. Patrick                     Chief Financial Officer                October 20, 1997
------------------------------------
     Stephen C. Patrick

Directors:

Jill K. Conway*
Ronald E. Ferguson*
Ellen M. Hancock*
David W. Johnson*
John P. Kendall*
Richard J. Kogan
Delano E. Lewis*
Howard B. Wentz, Jr.*

*By:  /s/  Andrew D. Hendry                                                        October 20, 1997
      ------------------------------
           Andrew D. Hendry
           Attorney-in-Fact
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